Filed Pursuant to Rule 424(b)(3)
Registration No. 333-155800

January 2011 Performance Update

The Frontier Fund Supplement Dated January 31, 2011 to Prospectus Dated April 30, 2010 and the Supplement to the Prospectus Dated January 28, 2011.

The Frontier Fund Class 1 Original

T H E     F RO N T I E R    F U N D’ S    G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

January performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 1 Original	January 31, 2011	January 31, 2011	NAV /Unit
	MTD	YTD
Balanced Series-1	4.13%	4.13%	$137.40
Balanced Series-1a	4.06%	4.06%	$121.08
Campbell/Graham/Tiverton Series-1	0.92%	0.92%	$111.48
Currency Series-1	-1.30%	-1.30%	$78.06
Long/Short Commodity Series-1	7.09%	7.09%	$142.14
Winton/Graham Series-1	-0.45%	-0.45%	$119.29
Winton Series-1	-0.16%	-0.16%	$134.82
Long Only Commodity Series-1	1.47%	1.47%	$95.49
Managed Futures Index Series-1	-1.45%	-1.45%	$116.25

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of January 31, 2011. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(2,688,154.70)
Unrealized trading gain/(loss)			18,569,873.99
Less: commissions			(356,419.04)
Less: FCM fees			(110,709.22)
Foreign currency gain/(loss)			(39,828.65)
Interest income			1,096.93

Total Income			15,375,859.31

EXPENSES

Management fees			168,360.38
Incentive fees			2,581,856.28
Broker service fees			748,683.70

Total Expenses			3,498,900.36

Net Income (Loss)			$11,876,958.95

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	2,181,233.25835	$287,807,510.48	131.95
Current month additions	492.31723	66,712.97
Current month redemptions	(11,966.57795)	(1,628,297.84)
Net Income (loss) for current month		11,876,958.95

Net Asset Value, end of current month	2,169,758.99763	$298,122,884.56	137.40

	Monthly rate of return		4.13%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Balanced Series 1

THE FRONTIER FUND BALANCED SERIES - 1a

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(47,646.70)
Unrealized trading gain/(loss)			330,068.11
Less: commissions			(6,335.02)
Less: FCM fees			(1,967.43)
Foreign currency gain/(loss)			(709.44)
Interest income			5,331.56

Total Income			278,741.08

EXPENSES

Trading Fee			9,097.97
Management fees			2,997.14
Incentive fees			45,941.51
Broker service fees			13,303.69

Total Expenses			71,340.31

Net Income (Loss)			$207,400.77

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	44,006.33155	$5,120,558.46	116.36
Current month additions	5.85462	699.33
Current month redemptions	(502.07299)	(60,475.29)
Net Income (loss) for current month		207,400.77

Net Asset Value, end of current month	43,510.11318	$5,268,183.27	121.08

	Monthly rate of return		4.06%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Balanced Series 1a

THE FRONTIER FUND CAMPBELL/GRAHAM/TIVERTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$1,089,919.84
Unrealized trading gain/(loss)			138,591.43
Less: commissions			(75,327.98)
Less: FCM fees			(26,008.83)
Foreign currency gain/(loss)			14,406.04
Interest income			4,705.58

Total Income			1,146,286.08

EXPENSES

Management fees			189,286.13
Incentive fees			231,809.66
Broker service fees			157,614.11

Total Expenses			578,709.90

Net Income (Loss)			$567,576.18

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	559,848.42035	$61,842,995.55	110.46
Current month additions	82.45898	9,183.68
Current month redemptions	(4,228.42662)	(469,444.35)
Net Income (loss) for current month		567,576.18

Net Asset Value, end of current month	555,702.45271	$61,950,311.06	111.48

	Monthly rate of return		0.92%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Campbell/Graham/Tiverton Series 1

THE FRONTIER FUND CURRENCY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$704.24
Unrealized trading gain/(loss)			(63,120.97)
Less: FCM fees			(2,639.40)
Interest income			3,606.67

Total Income			(61,449.46)

EXPENSES

Management fees			4,415.73
Incentive fees			—
Broker service fees			16,111.59

Total Expenses			20,527.32

Net Income (Loss)			$(81,976.78)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	80,693.59440	$6,381,882.29	79.09
Current month additions	67.37024	5,274.13
Current month redemptions	(1,389.90645)	(109,601.29)
Net Income (loss) for current month		(81,976.78)

Net Asset Value, end of current month	79,371.05819	$6,195,578.35	78.06

	Monthly rate of return		-1.30%

To the best of my knowledge and belief, the information
contained in this statement is accurate and complete
/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Currency Series 1

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(889,897.84)
Unrealized trading gain/(loss)			3,723,918.65
Less: commissions			(28,222.32)
Less: FCM fees			(13,402.02)
Foreign currency gain/(loss)			(652.87)
Interest income			41,071.10

Total Income			2,832,814.70

EXPENSES

Management fees			132,489.63
Incentive fees			430,703.65
Broker service fees			81,255.88

Total Expenses			644,449.16

Net Income (Loss)			$2,188,365.54

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	234,955.85545	$31,185,755.64	132.73
Current month additions	68.35770	9,485.57
Current month redemptions	(3,661.87243)	(497,124.17)
Net Income (loss) for current month		2,188,365.54

Net Asset Value, end of current month	231,362.34072	$32,886,482.58	142.14

	Monthly rate of return		7.09%

To the best of my knowledge and belief, the information contained in this statement is accurate and complete
/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Long/Short Commodity Series 1

THE FRONTIER FUND WINTON/GRAHAM SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2011

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$433,382.87
Unrealized trading gain/(loss)	(383,832.35)
Less: commissions	(23,348.96)
Less: FCM fees	(19,118.14)
Foreign currency gain/(loss)	3,597.86
Interest income	20,140.14

Total Income	30,821.42

EXPENSES

Management fees	121,691.11
Incentive fees	(7.54)
Broker service fees	115,707.34

Total Expenses	237,390.91

Net Income (Loss)	$(206,569.49)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	383,032.19288	$45,898,245.86	119.83
Current month additions	101.95750	12,241.48
Current month redemptions	(2,869.44280)	(341,846.39)
Net Income (loss) for current month		(206,569.49)

Net Asset Value, end of current month	380,264.70758	$45,362,071.46	119.29

	Monthly rate of return		-0.45%

To the best of my knowledge and belief, the information
contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Winton/Graham Series 1

THE FRONTIER FUND WINTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2011

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$317,646.43
Unrealized trading gain/(loss)	(189,203.13)
Less: commissions	(3,431.46)
Less: FCM fees	(20,534.46)
Foreign currency gain/(loss)	(1,156.12)
Interest income	31,377.26

Total Income	134,698.52

EXPENSES

Management fees	92,128.64
Incentive fees	0.55
Broker service fees	124,825.44

Total Expenses	216,954.63

Net Income (Loss)	$(82,256.11)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	365,451.24532	$49,350,980.86	135.04
Current month additions	187.15520	25,344.56
Current month redemptions	(1,856.14056)	(249,335.74)
Net Income (loss) for current month		(82,256.11)

Net Asset Value, end of current month	363,782.25996	$49,044,733.57	134.82

	Monthly rate of return		-0.16%

To the best of my knowledge and belief, the information
contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Winton Series 1

THE FRONTIER FUND LONG ONLY COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2011

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$53,208.46
Unrealized trading gain/(loss)	852.60
Less: commissions	—
Less: FCM fees	(1,385.31)
Foreign currency gain/(loss)	—
Interest income	5,705.61
Total Income	58,381.36

EXPENSES

Management fees	3,758.04
Incentive fees	—
Broker service fees	5,629.84

Total Expenses	9,387.88

Net Income (Loss)	$48,993.48

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	35,586.79499	$3,348,953.05	94.11
Current month additions	0.95626	90.11
Current month redemptions	(152.52975)	(14,306.35)
Net Income (loss) for current month		48,993.48

Net Asset Value, end of current month	35,435.22150	$3,383,730.29	95.49

	Monthly rate of return		1.47%

To the best of my knowledge and belief, the information contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Long Only Commodity Series 1

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2011

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$(21,108.91)
Unrealized trading gain/(loss)	487.17
Less: commissions	(325.14)
Less: FCM fees	(477.87)
Foreign currency gain/(loss)	(28.60)
Interest income	1,856.67

Total Income	(19,596.68)

EXPENSES

Management fees	2,060.29
Incentive fees	—
Broker service fees	1,921.12

Total Expenses	3,981.41

Net Income (Loss)	$(23,578.09)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	11,770.23602	$1,388,452.14	117.96
Current month additions	—	—
Current month redemptions	(3,403.46307)	(392,264.37)
Net Income (loss) for current month		(23,578.09)

Net Asset Value, end of current month	8,366.77295	$972,609.68	116.25

	Monthly rate of return		-1.45%

To the best of my knowledge and belief, the information
contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Managed Futures Index Series 1